Exhibit 99.1

AMERICAN REBEL ANNOUNCES 1-FOR-25 REVERSE STOCK SPLIT

Nashville, TN / June 26, 2023 / GLOBE NEWSWIRE / — American Rebel Holdings, Inc. (NASDAQ: AREB) — America’s Patriotic Brand (the “Company”), today announced that it will effect a reverse stock split of its outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-25, to be effective as of 12:00 a.m. Eastern Time on June 27, 2023.

Our Common Stock will begin trading on a reverse stock split-adjusted basis at the opening of The Nasdaq Capital Market (“Nasdaq”) on Tuesday, June 27, 2023. Following the reverse stock split, the Common Stock will continue to trade on Nasdaq under the symbol “AREB” with the new CUSIP number, 02919L307. The reverse stock split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on Nasdaq.

The reverse stock split will not change the authorized number of shares of our Common Stock. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. In addition, the reverse stock split will apply to the Common Stock issuable upon the exercise of the Company’s outstanding derivative securities, with proportionate adjustments to be made to the exercise prices and number of derivates thereof and under the Company’s equity incentive plans.

The reverse stock split will reduce the number of issued and outstanding shares of the Company’s common stock from approximately 16.9 million to approximately 677 thousand.

On November 28, 2022, the stockholders of the Company approved a Certificate of Amendment to the Company’s Second Amended and Restated Articles of Incorporation to effect a reverse stock split of the Common Stock, at a ratio of up to 1-for-25, with such ratio to be determined in the sole discretion of the Company’s board of directors (the “Board”) and with the reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion at any time within twelve (12) months of such stockholder approval. The Board approved the reverse stock split at a ratio of 1-for-25 on June 23, 2023.

Securities Transfer Corporation is acting as the exchange agent and paying agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split.

Securities Transfer Corporation will provide instructions to any stockholders with certificates regarding the process in connection with the exchange of pre-reverse stock split stock certificates for ownership in book-entry form or stock certificates on a post-reverse stock split basis. Stockholders are encouraged to contact their bank, broker or custodian with any procedural questions.

About American Rebel Holdings, Inc.

American Rebel operates primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com. For investor information, visit www.americanrebel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to raise adequate working and expansion capital, our ability to efficiently incorporate acquisitions into our operations, the use of non-GAAP based pro forma financial estimates, our ability to introduce new products, our ability to meet production demands, our ability to expand our sales organization to address existing and new markets that we intend to target, our ability to meet or exceed financial and reporting estimates, any effects of the reverse stock split, our ability to continue to meet Nasdaq listing requirements, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: American Rebel Holdings, Inc.

Company Contact:

info@americanrebel.com